UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009 (August 18, 2009)

JackRay Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-30807	68-0517011
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

3011 Yamato Rd., A-17
Boca Raton, Florida	33434
(Address of Principal Executive Office)	(Zip Code)

(561) 988-9662
(Issuer's Telephone Number)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The  purpose of this  current  report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On August 18, 2009, Lawrence Scharfman, CPA was dismissed as the Company’s Independent Auditor.

We understand that on August 11, 2009, Lawrence Scharfman, CPA’s registration with the Public Companies Accounting Oversight Board, (PCAOB), was revoked by the PCAOB.

During the  Registrant's  two most recent fiscal years and during any subsequent interim  period  prior  to the August 18, 2009, dismissal as the Company's  independent  auditors,  there  were no  disagreements  with Lawrence Scharfman, CPA, with  respect  to  accounting  or  auditing  issues  of the type discussed in Item 304(a)(iv) of Regulation S-K.

Scharfman’s audit opinion for the last two years contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern.

On August 18, 2009, the Company’s retained Hamilton, PC as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years or any subsequent  interim period prior to engaging Hamilton, PC, the Company, or someone on the Company's behalf, had not consulted Hamilton, PC regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Company’s Board of Directors approved the change of auditors pursuant to Item 304(a)(1)(iii) of Regulation S-K.

On August 28, 2009, the Company provided Lawrence Scharfman, CPA with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating  that it  agreed  with the  statements  made  herein or the reasons why it disagreed.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 16.1	Lawrence Scharfman, CPA letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JackRay Corporation
  A Nevada Corporation
 (Registrant)

By:   /s/ Dr. Barry Ginsberg
D. Barry Ginsberg, CEO, CFO, Chairman

Date: August 31, 2009